Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street Street, Suite 3000 Atlanta, Georgia 30318
troutman.com

March 7, 2024

AGCO Corporation

4205 River Green Parkway

Duluth, Georgia 30096

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AGCO Corporation, a Delaware corporation (the “Company”), AGCO International Holdings B.V., a private limited liability company incorporated in the Netherlands (the “Dutch Guarantor”), AGCO International GmbH, a limited liability company organized under the laws of Switzerland (the “Swiss Guarantor”), Massey Ferguson Corp., a Delaware corporation (“Massey”), and The GSI Group, LLC, a Delaware limited liability company (“GSI”, and together with the Dutch Guarantor, the Swiss Guarantor and Massey, the “Guarantors”, and together with the Company, the “Registrants”) in connection with the Registrants’ registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time of an indeterminate amount of (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), to be issued under (A) a senior note indenture proposed to be entered into by the Company, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Senior Note Indenture Trustee”), the form of which is filed as Exhibit 4.1 to the Registration Statement, or (B) a subordinated note indenture proposed to be entered into between the Company, the Guarantors, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Subordinated Note Trustee” and, together with the Senior Note Trustee, the “Trustees” and individually, an “Applicable Trustee”), and, in each case, one or more supplemental indentures thereto (each such indenture, together with the applicable supplemental indenture pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares and/or Units (the “Warrants”), (v) depositary shares to purchase fractional shares of the Preferred Stock (the “Depositary Shares”), (vi) purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), (vii) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Depositary Shares and/or Purchase Contracts, in any combination (the “Units”), (viii) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), issued under the Applicable Indenture, and/or (ix) any combination of the foregoing securities. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts, the Units and the Guarantees are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

AGCO Corporation March 7, 2024 Page 2

We have reviewed the Registration Statement, the Applicable Indentures, the Organizational Documents (as defined below) and the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such records, documents, agreements or other instruments of the Registrants, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Registrants, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee thereof, and in accordance with the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Company Certificate of Incorporation”), the Amended and Restated By-Laws of the Company, as amended from time to time (the "Company Bylaws" and, together with the Company Certificate of Incorporation, the “Company Organizational Documents”), and applicable Delaware law (the “Company Authorizing Proceedings”), and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

AGCO Corporation March 7, 2024 Page 3

(ii) the issuance, sale, amount, and terms of the Guarantees to be offered from time to time by Massey will be duly authorized and established by proper action of the board of directors of Massey or a duly authorized committee thereof, and in accordance with the Certificate of Incorporation of the Massey, as amended from time to time (the “Massey Certificate of Incorporation”), the bylaws of Massey, as amended from time to time (the "Massey Bylaws" and, together with the Massey Certificate of Incorporation, the “Massey Organizational Documents”), and applicable Delaware law (the “Massey Authorizing Proceedings”), and that, at the time of each such issuance and sale of such Guarantees, Massey will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Guarantees at such time;

(ii) the issuance, sale, amount, and terms of the Guarantees to be offered from time to time by GSI will be duly authorized and established by proper action of the managers of the Company, and in accordance with the Certificate of Formation of GSI, as amended from time to time (the “Certificate of Formation”), the operating agreement of GSI, as amended from time to time (together with the Certificate of Formation, the “GSI Organizational Documents”; the Company Organizational Documents, the Massey Organizational Documents and the GSI Organizational Documents together, the “Organizational Documents”), and applicable Delaware law (the “GSI Authorizing Proceedings” and, together with the Massey Authorizing Proceedings, the “Delaware Guarantor Authorizing Proceedings”), and that, at the time of each such issuance and sale of such Guarantees, GSI will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite limited liability company power and authority to issue and sell all such Guarantees at such time;

(ii) the issuance, sale, amount, and terms of each of the Guarantees to be offered from time to time by the Dutch Guarantor and the Swiss Guarantor will be duly authorized and established by proper action of the respective boards of directors (or other governing body) of the Dutch Guarantor and the Swiss Guarantor, and in accordance with their respective governing documents, as amended from time to time, and applicable law (together with the Delaware Guarantor Authorizing Proceedings, the “Guarantor Authorizing Proceedings”), and that, at the time of each such issuance and sale of such Guarantees, the Dutch Guarantor and the Swiss Guarantor will continue to be validly existing and in good standing under the laws of their respective jurisdictions, with the requisite power and authority to issue and sell all such Guarantees at such time;

AGCO Corporation March 7, 2024 Page 4

(iii) any shares of Common Stock (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of any Registered Securities that are exchangeable or exercisable for, or convertible into, Common Stock) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv) any shares of Preferred Stock (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Registered Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock) issued pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(v) any Debt Securities and, if applicable, the related Guarantees, issued by the Company and, if applicable, the Guarantors, pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Applicable Indenture, which shall be delivered by the Applicable Trustee and, if applicable, the Guarantors, and the Applicable Trustee and, if applicable, the Guarantors, will have all requisite power and authority to effect the transactions contemplated by such Applicable Indenture, and the Applicable Trustee or an authenticating agent for the Applicable Trustee will duly authenticate the Debt Securities and, if applicable, the related Guarantees, pursuant to the Applicable Indenture, and the Applicable Indenture will be the valid and binding obligation of the Applicable Trustee and, if applicable, the Guarantors, and will be enforceable against the Applicable Trustee and, if applicable, the Guarantors, in accordance with its terms;

(vi) any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”) with a warrant agent appointed by the Company (each a “Warrant Agent”), which shall be delivered by the Warrant Agent, and the Warrant Agent will have all requisite power and authority to effect the transactions contemplated by such Warrant Agreement, and the Warrant Agreement will be the valid and binding obligation of the Warrant Agent and will be enforceable against the Warrant Agent in accordance with its terms;

AGCO Corporation March 7, 2024 Page 5

(vii) any Depositary Shares issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with one or more valid, binding, and enforceable depositary agreements (each a “Depositary Agreement”) with a depositary agent appointed by the Company (“Depositary Agent”), which shall be delivered by the Depositary Agent, and the Depositary Agent will have all requisite power and authority to effect the transactions contemplated by such Depositary Agreement, and the Depositary Agreement will be the valid and binding obligation of the Depositary Agent and will be enforceable against the Depositary Agent in accordance with its terms;

(viii) any Purchase Contracts issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with one or more valid, binding, and enforceable purchase contract agreements (each a “Purchase Contract Agreement”) with a purchase contract agent appointed by the Company (the “Purchase Contract Agent”), which shall be delivered by the Purchase Contract Agent, and the Purchase Contract Agent will have all requisite power and authority to effect the transactions contemplated by such Purchase Contract Agreement, and the Purchase Contract Agreement will be the valid and binding obligation of the Purchase Contract Agent and will be enforceable against the Purchase Contract Agent in accordance with its terms;

(ix) any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable unit agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent (“Unit Agent”), which shall be delivered by the Unit Agent, and the Unit Agent will have all requisite power and authority to effect the transactions contemplated by such Unit Agreement, and the Unit Agreement will be the valid and binding obligation of the Unit Agent and will be enforceable against the Unit Agent in accordance with its terms; and

(x) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Registrants.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement:

1. The shares of Common Stock, when duly authorized upon completion of all Company Authorizing Proceedings and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

AGCO Corporation March 7, 2024 Page 6

2. The shares of Preferred Stock registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3. The Debt Securities registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against the payment specified therefor and pursuant to an Applicable Indenture duly authorized, executed and delivered by the Company, the applicable Guarantors and the Applicable Trustee, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. The Warrants registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the Warrant Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. The Depositary Shares registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Depositary Agreement, if applicable, duly authorized, executed and delivered by the Company and the Deposit Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

AGCO Corporation March 7, 2024 Page 7

6. The Purchase Contracts registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Purchase Contract Agreement, if applicable, duly authorized, executed and delivered by the Company and the Purchase Contract Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7. The Units registered under the Registration Statement, when duly authorized upon completion of all Company Authorizing Proceedings, and duly executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, duly authorized, executed and delivered by the Company and Unit Agent, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

8. The Guarantees registered under the Registration Statement, when duly authorized upon completion of all Guarantor Authorizing Proceedings, and duly executed and delivered pursuant to an Applicable Indenture duly authorized, executed and delivered by the Company, the applicable Guarantors and the Trustee, will be legally issued binding obligations of the Guarantors enforceable against the Guarantors in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP